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                                                                    Exhibit 23.1


              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the 1994 Employee Stock Incentive Plan of
J. Alexander's Corporation of our report dated March 27, 1998, with respect to the consolidated financial statements and schedule of J. Alexander's Corporation included in the Annual Report (Form 10-K) for the year ended December 28, 1997, filed with the Securities and Exchange Commission.



                                            /s/ Ernst & Young LLP

Nashville, Tennessee
March 27, 1998                                  ERNST & YOUNG LLP